Exhibit 99.1

10855 Dover St., Suite 1000
Westminster, CO 80021
www.swat-systems.com

NEWS RELEASE

SWAT contacts:

Media: Heather Black 303-952-3434	Investors: Greg Pusey 303-722-4008

SECURITY WITH ADVANCED TECHNOLOGY Announces Completion of $5.2 Million Private Placement and Corporate Updates

WESTMINSTER, Colo., March 27, 2007 — Security With Advanced Technology, Inc. (Nasdaq: SWAT and SWATW), a leading provider of security products and services, today announced that it has completed a private placement of unregistered securities totaling $5,199,900. SWAT also announced that Scott Sutton was appointed Chief Executive Officer, effective March 23, 2007, in addition to his current roles as President and a director of SWAT, and operational updates regarding the Company’s business units.

Greg Pusey, SWAT’s Chairman stated: “This financing provides SWAT a strong base from which to continue to advance our business strategy, following the recent acquisitions. This funding is a key component in accelerating our combined sales, marketing and development efforts. We are pleased that substantially all of the funding was provided by prior investors in SWAT, including our last round lead investor, Vision Opportunity Master Fund, Ltd., demonstrating their and other investors’ confidence in our future. SWAT is rapidly proceeding toward introduction of its new non-lethal, training and facility security product lines while managing product performance and installation issues relative to the late 2006 upgrade release of the ShiftWatch™ TVS 300™ mobile video product line.”

Scott Sutton, President and Chief Executive Officer of SWAT, stated, “I am pleased to see this funding completed as it will allow us to continue to stay on track with our product development and launch plans. We are advancing the tooling and securing preliminary materials for the initial Avurt launcher release. We remain very excited and optimistic about the market reaction and acceptance for our initial launcher. We are also creating accessories for and additional variations of our initial design, for expanded revenue opportunities. With the pending release of the Avurt Launcher we are optimistic that revenues will begin to ramp up rapidly upon commencing shipments our new products.” Sutton also added, “The Veritas Tactical unit, in addition to significant domestic opportunities, has developed numerous international markets for the VT-68 product, as disclosed in recent announcements, which we expect will be available in late April for final finished product testing by the Veritas team with release for sale expected shortly thereafter.”

Summary of the Offering

A total of $5,199,900 was closed consisting of $5,199,900 of promissory notes (the “Notes”) and three warrants (the “Warrants”). The Notes bear interest at 5.1% per annum and are due September 30, 2007, unless earlier converted. Each $3.00 of principal (plus interest) due under the Notes will automatically be converted into one share of SWAT Series A Convertible Preferred Stock (“Series A Preferred Stock”) upon shareholder approval of such conversion. Approval for the conversion is planned to be sought at a special meeting of SWAT’s shareholders anticipated to be held during the second quarter of 2007. The Series A Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and is convertible into one share of Common Stock (“Common Stock”) for each share of Series A Preferred Stock owned.

The Warrants issued in the private placement are convertible into an aggregate of up to 4,333,250 shares of Common Stock. The Warrants consist of three separate warrants with the following terms: Warrant “A” is exercisable at $4.75 per share, expires four years from closing and is exercisable for an aggregate of up to 1,733,300 shares of Common Stock; Warrant “B” is exercisable at $5.00 per share, expires four years from closing and is exercisable for an aggregate of up to 866,650 shares of Common Stock; and Warrant “SWATW”‘s terms mirror exactly SWAT’s current publicly-traded warrants, trading under the symbol: SWATW and is exercisable for an aggregate of up to 1,733,300 shares of Common Stock. Generally, the SWATW Warrants are exercisable at $9.00 per share, expire in July 2010 and are redeemable by SWAT beginning on July 18, 2008 for $0.10 each, under defined conditions, including a minimum trading price of the Common Stock of $13.50 per share. SWAT will use its reasonable best efforts to obtain the same CUSIP number for the “SWATW” Warrants issued in the private placement (the “new SWATW Warrants”) as is assigned to SWAT’s current publicly-traded “SWATW” Warrants (the “existing SWATW Warrants”) so that following registration of the new SWATW Warrants they will trade with the existing SWATW Warrants. The Warrants are exercisable in cash, commencing six months after the closing, and contain anti-dilution rights for stock splits and stock dividends.

SWAT has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) for the shares of Common Stock underlying the Notes and the Warrants as specified in a registration rights agreement executed as part of the offering. Certain failures to file the registration statement or to get the registration statement effective under the terms of the registration rights agreement require SWAT to pay each investor a penalty fee equal to 2% per month up to a maximum of 10% of their investment.

None of the Notes, the Series A Preferred Stock underlying the Notes, the Warrants or the Common Stock underlying the Notes or the Warrants are registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy in any jurisdiction.

New Chief Executive Officer

At a special meeting of the board of directors of the Company held on March 20, 2007, the board of directors appointed Scott G. Sutton as Chief Executive Officer (“CEO”) of the Company, effective March 23, 2007. His role as President and director of SWAT are not affected by this appointment. This followed the resignation of Tom Marinelli as CEO, effective March 23, 2007. Mr. Marinelli’s change coincided with the expiration of his employment agreement on March 31, 2007. Mr. Marinelli will remain a director of the Company.

Business Updates

While the Avurt, Veritas and Vizer business units continue to make positive progress with their business plans and product development introductions in the security market, the late 2006 release of the ShiftWatch TVS 300™ mobile digital recording devices have not been performing as anticipated. Upon the TVS 300™ release and initial installations which commenced in the fourth quarter of 2006, performance issues were noted with the products due to unacceptable levels of hardware components failing, contributing significantly to what we determined to be unacceptable periods and instances of non-recording rates primarily due to the products not meeting specifications. As a result of these performance issues, and with the agreement of the larger customers who had installations in process, in late 2006 we slowed most ongoing installations of the TVS 300™ products. Hardware, which is secured from an outside vendor, has now been preliminarily identified as the failing component. While initial investigations are ongoing, both at ShiftWatch™ and the outside hardware vendor, to determine the causes of the failures, ShiftWatch™ immediately upon becoming aware of the performance issues, contacted and began working with not only the existing contract hardware manufacturer but also an independent highly qualified outsourced engineering and design firm to identify the causes and possible remedies. At present, SWAT believes that the root causes of the performance issues have been identified and either fixed them or a plan to fix them is underway. This has included programming changes to resolve internal software conflicts and redesign and re-specification of certain hardware configuration and components.

We are currently testing the revised product configurations and believe that ongoing customer installations using the re-configured TVS 300™ products will be re-accelerated and ongoing, no later than the second quarter of 2007. The TVS-300™ product issues have caused significant cost overruns and delivery delays within the business unit. Due to the performance problems, significant 2006 product and installation revenues from ongoing contracts have been deferred pending successful reconfiguration of the product. It is currently estimated that this deferred revenue will approximate $1 million and not be recognizable until the products are working correctly. Product handling and installation costs in late 2006 and into early 2007 will also be higher. This is due to efforts and costs of not only work done to determine the causes of the failures, but also the additional on-site processes to remove, repair and replace the units. We are currently in contact with our contract hardware supplier to determine the level, if any, of product failure cost relief they could be responsible for and agree to cover. We are also aggressively proceeding with securing a new hardware source for the re-designed units. Our current back log of orders for the ShiftWatch™ product totals approximately $2.2 million.

SWAT:  About the Business Units
Division X: Avurt distributes and produces non-lethal personal protection devices and compliance products currently in use by federal and state agencies. The new devices, when completed, will be laser aimed and fire a projectile up to 40 feet away that breaks on impact dispersing a cloud of potent pepper-based powder causing a severe debilitating reaction in the target area, effective on most humans and animals. Division X: Veritas Tactical creates innovative training systems and tools to increase the quality of training worldwide for law enforcement, militaries, both private and government, and civilians while decreasing their potential liability and saving lives. The company’s credo is “Progressive solutions for impossible situations.” Veritas Tactical’s product development team is bringing new training tools to market in 2007 to change the face of training. For more information, visit www.veritastactical.com.

Technology Division: Vizer specializes in product design, system design, engineering, installation, and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh network systems. With a focus on network-centric technology and hosted services, Vizer developed a unique proprietary “e-Link” solution which is built around a web-hosted software platform and a unique network-based device providing business customers complete control over access, alarms, and video systems remotely through a secure and easy-to-use website.  This product is sold primarily on the basis of a monthly service fee thereby creating recurring revenue.

Technology Division: ShiftWatch™ is a product line of mobile digital video surveillance solutions for public transportation and general security applications. ShiftWatch’s™ full-motion, high-resolution video system utilizes patent-pending video streaming technology and GPS synchronization capabilities to provide agencies with data security and reliability.

About Security With Advanced Technology, Inc.

Security With Advanced Technology, Inc. is a leading provider of high-tech security products and services, which include non-lethal personal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions.  SWAT’s products and services are designed for government agencies, military and law enforcement, in addition to transportation, commercial facilities and non-lethal personal protection segments.  For additional information visit www.swat-systems.com or call the corporate headquarters at (800) 498-7965.  Information on the websites referenced herein do not comprise a part of this press release.

Forward-Looking Statement
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including the company’s ability to integrate its recent acquisitions, implement the Avurt, Veritas Tactical, Vizer, and ShiftWatch business plans, increase sales of its products, successfully complete the redesign of the TVS 300™ product to achieve customer acceptance, enhance, execute and protect its technological capabilities, the efficacy of the company’s products and technologies, whether the company will be able to release its new products as planned in 2007, and whether the company will resolve its supply chain issue for its ShiftWatch™ product, among others. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC.

-# # #-